UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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January 20, 2011

Dear Member:

You are cordially invited to the annual meeting of the members of Lincolnway Energy, LLC, which will be held at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa on Monday, February 14, 2011, commencing at 6:30 p.m.

The following documents are being provided to you along with this letter:

1.	Notice of Annual Meeting of Members
2.	Proxy Statement
3.	Ballot
4.	2010 Annual Report
5.	A return envelope

There are four proposals on the ballot for the meeting.  One proposal is the election of three directors.  There are three candidates for the three director positions that need to be filled at the meeting.

Another proposal on the ballot is the ratification of the selection of McGladrey & Pullen, LLP as Lincolnway Energy, LLC's auditor for the fiscal year ending September 30, 2011.

The other two proposals arise out of amendments to the Securities Exchange Act of 1934 that were made by the Dodd-Frank Wall Street Reform and Consumer Protection Act.  The amendments are commonly referred to as the "say on pay" provisions, and require an advisory vote by the members on the compensation of Lincolnway Energy's executive officers as set out in the proxy statement and on whether that advisory vote by the members must be taken going forward every one, two or three years.

It is important that your units be represented and voted at the meeting.  The Directors therefore urge you to review the materials being provided to you, and then complete, sign and date your ballot and promptly return it in the enclosed envelope.  Your ballot must be received at the principal office of Lincolnway Energy before 3:00 p.m. on February 14 in order to be valid.  This will also help ensure a quorum at the meeting and may save Lincolnway Energy, LLC the expenses and extra work of additional solicitation.  If you return your ballot before the meeting and decide that you want to change your vote, you can do so at any time before the voting results are announced at the meeting by either coming to the principal office of Lincolnway Energy before 3:00 p.m. on February 14 or by coming to the annual meeting and notifying any Director at any time before the voting results are announced at the meeting.  In either case, you will be given another ballot to complete and deliver either at the annual meeting or to the principal office of Lincolnway Energy at any time before 3:00 p.m. on February 14.  You also can, however, wait to vote by ballot at the meeting.

On behalf of the Directors, I would like to thank you for your continued interest in the affairs of Lincolnway Energy, LLC, and we look forward to seeing you at the meeting.

Sincerely,

/s/ Jeff Taylor
Jeff Taylor, Chairman

LINCOLNWAY ENERGY, LLC

NOTICE OF ANNUAL MEETING OF MEMBERS
February 14, 2011

To the Members:

You are cordially invited to the annual meeting of the members of Lincolnway Energy, LLC that will be held at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa, on Monday, February 14, 2011, commencing at 6:30 p.m. for the following purposes:

1.	To elect three directors;

2.	To ratify the selection of McGladrey & Pullen, LLP as Lincolnway Energy, LLC's auditor for the fiscal year ending September 30, 2011;

3.	To take an advisory vote on the compensation of Lincolnway Energy's executives as set out in the proxy statement;

4.	To take an advisory vote on whether the members' advisory vote on executive compensation should be taken every one, two or three years; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only members of record on January 20, 2011, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

Whether or not you expect to attend the meeting, the Directors urge you to please promptly complete, sign and date your ballot, and return the ballot in the enclosed envelope.  Your ballot must be received at the principal office of Lincolnway Energy before 3:00 p.m. on February 14 in order to be valid.  This will also help ensure a quorum at the meeting, and may save Lincolnway Energy, LLC the expenses and extra work of additional solicitation.  If you return your ballot before the meeting and decide that you want to change your vote, you can do so at any time before the voting results are announced at the meeting by either coming to the principal office of Lincolnway Energy before 3:00 p.m. on February 14 or by coming to the annual meeting and notifying any Director at any time before the voting results are announced at the meeting.  In either case, you will be given another ballot to complete and deliver either at the annual meeting or to the principal office of Lincolnway Energy at any time before 3:00 p.m. on February 14.  You also can, however, wait to vote by ballot at the meeting.

The accompanying Proxy Statement describes in more detail the proposals to be voted upon at the meeting.

A copy of the 2010 Annual Report, which includes financial statements, is also enclosed.

By Order of the Directors,

/s/ Kurt Olson
Kurt Olson, Secretary

Nevada, Iowa
January 20, 2011

LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

PROXY STATEMENT FOR ANNUAL MEETING OF MEMBERS
TO BE HELD ON FEBRUARY 14, 2011

GENERAL INFORMATION

This Proxy Statement is being provided by Lincolnway Energy, LLC in connection with the annual meeting of the members which will be held on February 14, 2011, commencing at 6:30 p.m., at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa, and any adjournment or postponement thereof.  If you need directions to the Holiday Inn Conference Center, please call Lincolnway Energy at (515) 232-1010.

Important Notice Regarding the Availability of Proxy Materials for the Member Meeting to be Held on February 14, 2011.

This Proxy Statement, the Ballot and the 2010 Annual Report are available at www.lincolnwayenergy.com, under the "INVESTORS" section of that website.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the proxy statement, ballot and annual report?

A:
The proxy statement, ballot and annual report are being provided to the members pursuant to the requirements of the proxy rules of the Securities and Exchange Commission and of Lincolnway Energy's Second Amended and Restated Operating Agreement.  In particular, the materials are provided to solicit your vote by the ballot on the four proposals to be voted upon by the members at the annual meeting and to invite you to the annual meeting.

Q:	Who is providing the proxy statement, ballot and annual report and soliciting for the ballot?

A.
The materials are being provided to you by Lincolnway Energy and the ballot is solicited on behalf of Lincolnway Energy and the directors of Lincolnway Energy.  In addition to the materials, Lincolnway Energy's directors or officers may use telephone or other electronic means to request members to return their ballot or to attend the annual meeting.

Q:	When was the proxy statement, ballot and annual report sent to the members, and who is paying the costs of the solicitation?

A:
The materials were first mailed to the members on or around January 20, 2011.  The cost of preparing and distributing the materials and otherwise for the annual meeting will be paid by Lincolnway Energy.

Q:	Who are the proxy statement, ballot and annual report being sent to?

A:
The materials are being sent to everyone who was listed as a member of Lincolnway Energy in its books and records on January 20, 2011.  January 20 is referred to as the "record date" for the annual meeting for purposes of the Second Amended and Restated Operating Agreement and the proxy rules of the SEC.  Only members of record on January 20 are entitled to notice of, and to vote at, the annual meeting.

Q:	What proposals will the members vote on at the annual meeting:

A:	The following four proposals will be voted on by the members:

•
The election of three directors.  The directors will serve until the annual meeting of the members that is held in 2014.  The three nominees for those positions are Jeff Taylor, Brian Conrad and Tim Fevold.  This proposal is discussed in the "ELECTION OF DIRECTORS" section of this proxy statement commencing on page 6, and in particular in "Nominees for Election as a Director at the Annual Meeting—Proposal 1", commencing at page 10 of this proxy statement.

•
An advisory vote on the compensation of Lincolnway Energy's executive officers that is set out in the "COMPENSATION OF EXECUTIVE OFFICERS" section of this proxy statement.  This proposal is discussed in the "SAY-ON-PAY ADVISORY VOTES—PROPOSALS 2 AND 3" section of this proxy statement, commencing on page 26, and in particular in "Proposal 2—Say-on-Pay Advisory Vote", on page 27.

•
An advisory vote on whether the members should take the advisory vote on executive compensation every one, two or three years.  This proposal is discussed in the "SAY-ON-PAY ADVISORY VOTES—PROPOSALS 2 AND 3" section of this proxy statement, commencing on page 26, and in particular in "Proposal 3—Frequency of Say-On-Pay Advisory Vote", on page 28.

•
The ratification of McGladrey & Pullen, LLP as Lincolnway Energy's auditor for the fiscal year ending September 30, 2011.  This proposal is discussed in the "RATIFICATION OF AUDITOR—PROPOSAL 4" section of this proxy statement, on page 28.

No member proposals will be able to be made or acted upon at the annual meeting, and no member action will otherwise be able to be taken at the annual meeting, other than voting on the above four proposals.

Q:	Why are the say on pay proposals being submitted to the members?

A:
The advisory votes on executive compensation and on the frequency of the members advisory vote on executive compensation are sometimes referred to as "say on pay" proposals or votes.  The advisory votes are required to be taken under amendments that were made last year to the Securities Exchange Act of 1934, and the annual meeting is the first time the proposals are required to be submitted to the members.

Q:	What are the say on pay proposals and what is the effect of the members' vote on those proposals?

A:
There are two say on pay proposals.  One is the advisory vote on the executive compensation set out in the "COMPENSATION OF EXECUTIVE OFFICERS" section of this proxy statement.  By this advisory vote, the members can endorse or not endorse Lincolnway Energy's system of compensating its executive officers as set out in that section of this proxy statement.  The other advisory vote allows the members to provide input on whether the members would like to hold an advisory vote on the compensation of Lincolnway Energy's executives every year, every other year or every third year.

Neither of the say on pay advisory votes are binding on Lincolnway Energy or the directors.  While the advisory votes are not binding, the directors do intend to consider the votes in setting the compensation of Lincolnway Energy's executive officers in the future and in determining how frequently to present the advisory vote on the executive compensation to the members.

Q:	How many votes does each member have?

A:	Members are entitled to one vote for each unit that they hold.

Q:	How many units are outstanding?

A:	Lincolnway Energy has a single class of units. There were 42,049 units outstanding on the January 20 record date. Those units were held by 981 different members.

Q:	What constitutes a quorum for the annual meeting?

A:
The members holding at least 25% of the outstanding units will constitute a quorum of the members for the annual meeting.  Since Lincolnway Energy has 42,049 outstanding units, at least 10,513 units need to be represented at the meeting in order for there to be a quorum.

A member attending the annual meeting will be counted for establishing a quorum.  A member who is not present at the meeting but who is voting by a proxy or who properly completed and timely returned a ballot to Lincolnway Energy will also be counted for establishing a quorum.

Q:	What is the voting requirement for the four proposals?

A:	If a quorum is represented at the annual meeting, the voting requirement for the four proposals is as follows

•
The vote of a plurality of the units that are voted on the election of the three directors will be the act of the members on that proposal.  A plurality vote means that the three nominees who receive the highest number of votes will be elected to fill the three director positions.  There are, however, only three nominees for the three director positions, so each of the nominees will be elected as a director as long as they each receive at least one vote.

•
The vote of the members holding at least a majority of the units that are represented at the annual meeting will be the act of the members with respect to the ratification of McGladrey & Pullen, LLP as Lincolnway Energy's auditor for the fiscal year ending September 30, 2011 and for both of the two say on pay proposals.  If only the 10,513 units necessary to make a quorum were represented at the annual meeting, the proposals noted in this subparagraph could be approved by the members holding 5,257 units.

Votes withheld and abstentions and broker non-votes represented at the annual meeting will be counted for quorum purposes, but will not be counted as votes cast for or against any of the proposals to be voted upon at the annual meeting.

Q:	When must my ballot be received by Lincolnway Energy in order to be valid and how must the ballot be completed in order to be valid?

A:
A ballot must be received at the principal office of Lincolnway Energy before 3:00 p.m. on February 14, 2011 in order to be valid or be delivered at the annual meeting before the voting results are announced at the annual meeting.  The ballot must also be signed and dated in order to be valid.  If a ballot is signed, dated and timely returned, the units it represents will be voted at the annual meeting in accordance with the specifications provided in the ballot.  As noted on the ballot, if you fail to specify in your ballot your vote on any of the proposals, you will be deemed to have abstained from voting on that particular proposal.  A member abstaining on a proposal is counted for purposes of establishing a quorum for the annual meeting, but an abstention on a proposal will not be treated as either a vote for or a vote against the proposal.  You should carefully review the ballot for other voting instructions.

Q:	Can a member revoke a ballot?

A:
A member who returns a ballot to Lincolnway Energy before the annual meeting, but wants to change the member's vote, can do so at any time before the voting results are announced at the annual meeting by either coming to the principal office of Lincolnway Energy before 3:00 p.m. on February 14 or by coming to the annual meeting and notifying any director at any time before the voting results are announced at the annual meeting.  In either case, the member will be given another ballot to complete and deliver either at the annual meeting or to the principal office of Lincolnway Energy at any time before 3:00 p.m. on February 14.

Q:	Will a vote be taken at the annual meeting?

A:
Members will be permitted to deliver their ballots at the annual meeting at any time before the voting results are announced at the annual meeting.  Lincolnway Energy does not, however, contemplate calling for a vote on any of the proposals, and will instead tabulate the results of the voting by the ballots and announce the results near the conclusion of the annual meeting.

Q:	How can a member nominate director candidates or make a proposal for next year's annual meeting?

A:	This question is answered in the "MEMBER PROPOSALS FOR 2012 ANNUAL MEETING" section of this proxy statement, commencing on page 33.

You need to review this entire proxy statement and the ballot for further details and information.

ELECTION OF DIRECTORS

General Background; Nomination Process

Lincolnway Energy has nine directors, who are elected by the members of Lincolnway Energy.  Each director is elected to a three year term and until his or her successor is elected and qualified.  The terms of the directors are staggered, so that the term of three directors expire in one year, three expire the next year, and three expire the following year.  The terms of the directors expire at the annual meeting of the members.

The term of three directors will expire at the annual meeting, so one of the purposes of the annual meeting is to elect three directors for Lincolnway Energy.  The directors who are elected at the annual meeting will each serve a three term and until their successor is elected and qualified.  The three nominees for those director positions are identified below.

Lincolnway Energy has three processes by which an individual can be nominated for election as a director.  Those processes are set out in Section 4.3 of the Second Amended and Restated Operating Agreement of Lincolnway Energy.

One of those processes requires nominations from the directors or a nominating committee established by the directors.  Section 4.3 of the Second Amended and Restated Operating Agreement provides that the directors, or a nominating committee established by the directors, shall prepare a list of nominees for each director position to be filled at the next annual meeting of the members.  Lincolnway Energy has a nominating committee, and the nominating committee, with the unanimous approval of the directors, has nominated three individuals for election as a director at the annual meeting.

Another process authorized by Section 4.3 of the Second Amended and Restated Operating Agreement is that the directors may, pursuant to an agreement with any person, permit the person to designate a nominee or nominees for election as a director.  The only agreement that grants that right to another person is Lincolnway Energy's Amended and Restated Grain Handling Agreement with Key Cooperative.  Under that agreement, Key Cooperative may designate one individual for election as a director of Lincolnway Energy if a prior designee of Key Cooperative is not then serving as a director.  Key Cooperative does not currently have a prior designee serving as a director, but Key Cooperative elected to not designate an individual as a nominee for election as a director at the annual meeting.

The other process provided for in Section 4.3 of the Second Amended and Restated Operating Agreement allows any member or members owning at least five percent of the outstanding units to nominate any individual for election as a director by submitting a written nomination petition to Lincolnway Energy within the time period provided for in Section 4.3.  The nominee must also provide Lincolnway Energy with the nominee statement contemplated by Section 4.3.  No nominees were nominated pursuant to the member nomination process.

A member may also nominate an individual for election as a director pursuant to the processes and procedures set out in Section 14a-11 of the rules of the Securities and Exchange Commission.

No nominations for any director position may be made from the floor at any meeting of the members.

Background and Experience of Directors.

The directors of Lincolnway Energy are elected by the members.  The vote of the members is generally taken by ballot and without any discussion with or by the members at the annual meeting of the members.

Lincolnway Energy therefore does not know what specific experience, qualifications, attributes or skills of the current directors led any particular member or members to vote for any director. All of the current directors were, however, nominated by the nominating committee of the directors, and the three nominees for election at the annual meeting were nominated by the nominating committee and are also incumbent directors.  The nominating committee, and the directors in considering the recommendations of the nominating committee, considered the experience, qualifications, attributes and skills set out in the following paragraphs and in the following biographies of the directors in reaching the conclusion that the directors should serve as a director and therefore be recommended to the members for election as a director at the annual meetings of the members at which the directors were elected to their current respective three year terms and in reaching the conclusion to recommend the three nominees at the February 14 annual meeting.

One factor that was considered and that applies to each director is that each director has gained substantial experience, knowledge and background regarding Lincolnway Energy's operations and the ethanol industry in general through their service as a director of Lincolnway Energy. Seven of the directors have served as a director since Lincolnway Energy was organized in May of 2004, and the other two directors have served since July 27, 2007.

Over that period of time, Lincolnway Energy, along with the ethanol industry in general and the economy as a whole, have experienced a wide range of political, economic and market circumstances, ranging from very favorable to very difficult circumstances. The directors have therefore gained valuable background and experience over a diverse range of circumstances that do not always occur over just a six year period of time.

Another factor that was considered and that applies to all of the directors is the training, educational and industry association opportunities that have been engaged in by the directors. For example, a majority of the directors have attended the Renewable Fuels Association annual conference and the Iowa Institute of Coops director training workshops.  Those activities have given the directors additional experience and background both with respect to the ethanol industry and serving on the board of a company.

Another factor that was considered and that applies to each director is that each director has individual experience in operating a business through their own personal business endeavors that are discussed in the biographies below. Each director has also evidenced a willingness and ability in their individual businesses to consider and pursue innovative or new approaches, as well as a willingness and ability to assume leadership roles in those businesses and industries, all of which are attributes that are helpful in an evolving and changing industry such as the ethanol industry.

Another practical consideration is that each director is willing to devote the time, which can be significant at times, that is necessary to serve as a director and on committees of the directors.

The biographies set out below provide some further information regarding the directors.

Directors Continuing In Office After the Annual Meeting.

The following paragraphs provide some information regarding the directors whose term extends beyond the date of the annual meeting.

Kurt Olson.  Kurt Olson has been a director of Lincolnway Energy since July 27, 2007, and his current term as a director will end at the annual meeting of the members which will be held in 2013.  Kurt has served as the secretary of Lincolnway Energy since May, 2008.  He graduated in 1978 from Iowa State University in ag-economics and has been actively involved in business operations and management of real estate in central Iowa for over 28 years.  Kurt was employed with Litchfield Realty Company from 1987 to 2003.  He served as the president of Litchfield Realty and its subsidiaries, AgServ Company and FarmLand Real Estate and Management, LC.  The business of AgServ Company included a grain elevator, an agronomy supplier, a feed manufacturer and a soybean seed processor.  In 2003, Kurt purchased Farmland Real Estate and Management, LC.  Farmland Real Estate and Management, LC markets crop insurance and manages farmland.  Kurt provides, among other things, agricultural, real estate and farm management background and experience to the directors.  An agricultural background provides, among other things, experience that is useful to the directors in connection with analyzing issues related to corn and distillers’ grain. Kurt is 54.

Terrill Wycoff.  Terry Wycoff has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the annual meeting of the members which will be held in 2012.  Terry has also served as the treasurer of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  Terry has been employed by First National Bank, Ames, Iowa for approximately 49 years, and currently serves as the Executive Vice President of First National Bank.  He is also a member of the board of directors of First National Bank.  Terry adds, among other things, background and experience in banking and finance to the directors.  Terry is 68.

William Couser.  Bill Couser has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the annual meeting of the members which will be held in 2012.  Bill was the chairman of Lincolnway Energy from the time Lincolnway Energy was organized in May, 2004 until April, 2008.  He also served as the interim president and chief executive officer of Lincolnway Energy from May, 2004 until July 13, 2005.  Bill has served as a director of Iowa Renewable Fuels Association for the past six years, and also served for a year as the president of the Iowa Renewable Fuels Association. He is also serving as a director of the Iowa Cattlemen’s Association and Iowa Institute for Coops. He has served as a director on those boards for the past two years.  Bill has been self-employed as a farmer since 1977.  His farming operations include row crops and cattle.  Bill brings, among other things, additional agricultural and management background and experience to the directors.  Bill also brings outside board and affiliations background and experience to the directors, including in the ethanol industry as noted above.  Bill is 56.

James Hill.  Jim Hill has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the annual meeting of the members which will be held in 2013.  Jim has been self-employed as a farmer since 1972.  Following graduation from college, Jim worked in management with his farming business. While farming and feeding cattle, Jim became involved in the cattle industry organizations, and he has served as chairman of the Iowa Beef Industry Council and as president of the Iowa Cattlemen's Association.  He also served as president of the board of directors of the Ellsworth-Williams Coop during its merger with Prairie Land Coop.  He has also served as an advisory council member for Farm Credit Services of America since approximately 1994.  Jim brings, among other things, additional agricultural, management and outside board and industry association background and experience to the directors.  Jim is 65.

Rick Vaughan.  Rick Vaughan has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the annual meeting of the members which will be held in 2012.  Rick has been the General Manager of Prairie Land Cooperative since February 1995.  Rick brings, among other things, agricultural, cooperative, management and marketing experience and background to the directors.  Rick is 51.

Richard Johnson.  Dick Johnson has been a director of Lincolnway Energy since July 27, 2007, and his current term as a director will end at the annual meeting of the members which will be held in 2013.  Dick has been a self-employed certified public accountant since 2003.  He has served since 2006 as a director of a bank holding company, Ogden Bancshares, and as a director of its subsidiaries, Ames Community Bank and Vision Bank of Iowa.  He also has served as a director of EMC National Life Insurance Company (EMCNL) since 2003 and has been a director and treasurer of Petroleum Marketers Management Insurance Company (PMMIC) since 2000.  Dick serves as a member of the audit committee of Ogden Bancshares and is chairman of the audit committees for EMCNL and PMMIC.  He also served as the elected auditor of the State of Iowa from 1979 to 2003.  Dick completed a six year term on December 31, 2006 as a trustee of the Financial Accounting Foundation, which is the board that oversees and provides board member selection and funding of the national Accounting Standards Boards.  Dick served as a member of the Iowa Accountancy Examining Board from January 2003 to May 2009.  The Accountancy Board licenses and regulates certified public accountants and accounting practitioners in the State of Iowa.  Dick brings, among other things, financial accounting experience, including audit committee experience, and outside board and association experience to the directors.  Dick is 75.

The three other directors are up for re-election, and similar information regarding those directors is provided in "Nominees for Election as a Director at the Annual Meeting—Proposal 1" below.

Nominees for Election as a Director at the Annual Meeting—Proposal 1.

The term of three directors will expire at the annual meeting, so three directors need to be elected at the annual meeting.  The individuals who are elected to those three director positions will each serve until the annual meeting of the members which will be held in 2014 and until their successors are elected and qualified.

The nominating committee of the directors, with the unanimous approval of the directors, has nominated Jeff Taylor, Brian Conrad and Tim Fevold for election as a director at the annual meeting.

The directors anticipate that all nominees will be able to serve, if elected, but if any nominee is unable to serve at the time of election, any vote for that nominee will not be counted and will not be cast for any other nominee.

As noted, there are three director positions to be filled, and there are three nominees to fill those three positions.  You can vote for less than three nominees.  In that case, your vote for the nominee or two nominees designated by you will be counted, and you will be deemed to have abstained from voting for all of the other nominees.  If you return a ballot but you do not vote for any of the nominees, you will be deemed to have abstained from voting for any of the nominees.  You will in each case still be deemed present for purposes of establishing a quorum for the annual meeting.  You should carefully review the ballot for other voting instructions.

There must be at least twenty-five percent of the outstanding units represented at the meeting (in person or by proxy or ballot) in order for there to be a quorum for the annual meeting.  If a quorum is represented at the annual meeting, the vote of a plurality of the units which are voted on the election of the directors will be the act of the members on that proposal.  A plurality vote means that the three nominees who receive the highest number of votes will be elected to fill the three director positions.  As noted above, however, there are only three nominees for the three director positions which need to be filled at the annual meeting.  The nominees will therefore be elected as directors as long as they receive at least one vote.

The following paragraphs provide some information regarding the nominees for election as a director at the annual meeting.  The nominees are presented in alphabetical order in the following paragraphs.  The Directors recommend the election of the three nominees.

Brian Conrad.  Brian Conrad has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the annual meeting.  Brian has served as the vice chairman of Lincolnway Energy since May, 2008.  Brian was employed with John Deere Credit from 1988 until December 10, 2010.  Brian held various positions with John Deere Credit, including credit operations, and sales and marketing.  His last position with John Deere Credit was Business Development Manager for the Western U.S. for John Deere Wind Energy.  In that capacity, Brian was responsible for working with wind developers and negotiating the acquisition of wind projects. On December 10, 2010, Exelon Corporation purchased John Deere Wind Energy, and Brian now serves as a Business Development Manager for Exelon Corporation.  Brian has an undergraduate degree in economics and business administration and a Masters in Business Administration. Brian provides, among other things, background and experience in sales, financing and acquisitions to the directors.  Brian is 49.

Timothy Fevold.  Tim Fevold has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the annual meeting.  Tim served as the secretary of Lincolnway Energy from the time Lincolnway Energy was organized in May, 2004 until April, 2008.  Tim has been employed by Hertz Farm Management, based in Nevada, Iowa, since 1982, and is an accredited farm manager.  He represents absentee landowners throughout Central Iowa.   Tim has also been licensed as a real estate broker in Iowa since 1987.  Tim brings, among other things, additional agriculture, real estate and farm management background and experience to the directors.  Tim is 50.

Jeff Taylor.  Jeff Taylor has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the annual meeting.  Jeff served as the vice president/vice chairman of Lincolnway Energy from the time Lincolnway Energy was organized in May, 2004 until April, 2008.  Jeff has served as the chairman of Lincolnway Energy since May, 2008.  Jeff has been self-employed as a farmer since 1988, and he owns and operates farms in Story County, Iowa. Jeff received a Bachelor of Science degree from Iowa State University in farm operations and agricultural studies.  Jeff provides, among other things, agriculture and management background and experience to the directors.  Jeff also completed board member and chairman certification from the Iowa Institute of Cooperatives.  Jeff is 44.

Director Independence.

The directors have determined that each of the directors, and each nominee for election as a director at the annual meeting, meet the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that each director and nominee for election as a director is free of any relationship that would interfere with his individual exercise of independent judgment.

Board Leadership Structure and Role in Risk Oversight.

Lincolnway Energy's board is comprised of nine directors.  The directors elect, among other officers, a chairman and a vice chairman.  The chairman presides over and acts as chairperson of all meetings of the directors and of the members, when present, and if the chairman is not present, the vice chairman services as chairperson of the director or member meeting in question.

The board also elects or appoints a secretary, a treasurer, a president and a chief financial officer.

Jeff Taylor is the chairman, Brian Conrad is the vice chairman and Rick Brehm is the president and chief executive officer, so the same individual does not serve as both the chairman and the president.

The directors believe the leadership structure of the board and its officers is appropriate in the context of Lincolnway Energy's business and circumstances because it allocates the oversight of the business among the directors and the executive officers in a manner such that the day-to-day business is operated and overseen by qualified executive officers, who in turn report to the directors, who can then oversee the activities of those executive officers and the business as a whole.

The directors participate in the risk oversight of Lincolnway Energy primarily through reviewing and analyzing the reports and information provided to the directors by the executive officers and through the functions of the audit committee and the finance committee.  Those committees are discussed in the "COMMITTEES OF THE DIRECTORS" section of this proxy statement.  The directors believe this approach is consistent with the leadership structure of the board.

MEETINGS OF THE DIRECTORS; ATTENDANCE OF
MEMBER ANNUAL MEETINGS BY DIRECTORS

The directors held a total of 18 meetings (including regularly scheduled and special meetings) during the fiscal year ended September 30, 2010.  During the fiscal year ended September 30, 2010, each director attended at least 75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of the directors on which the director served during the period that he served.

Lincolnway Energy does not have any formal policy with regard to directors' attendance at annual meetings of the members.  Lincolnway Energy does, however, encourage all of its directors to attend the annual meeting of the members, and all of the directors attended the last annual meeting of the members which was held on February 25, 2010.

MEMBER COMMUNICATIONS TO THE DIRECTORS

A member desiring to send any communication to the directors may do so in writing by either delivering the writing to Lincolnway Energy's principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201, or by mailing the writing to that address, in either case, to the attention of the President.  Lincolnway Energy will provide a copy of each such writing to each director.

COMMITTEES OF THE DIRECTORS

Nominating and Company Governance Committee.

Lincolnway Energy has a nominating and company governance committee ("nominating committee") which is to be comprised of not less than three directors.  The members of the nominating committee since May 28, 2008 and through the time of the mailing of this proxy statement were Rick Vaughan, Terry Wycoff, Kurt Olson and Richard Johnson.  The nominating committee held 5 meetings during the fiscal year ended September 30, 2010.  All of the members of the nominating committee attended at least 75% of those meetings.

The nominating committee has a charter.  A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter was provided along with the proxy statement for the annual meeting of the members which was held on February 16, 2009.

The general functions performed by the nominating committee are to:

•	oversee the governance of Lincolnway Energy, including the operations of the directors and its committees;

•	identify individuals qualified to become directors and recommend nominees for election as director;

•	monitor developments in corporate governance practices; and

•	oversee Lincolnway Energy's compliance with legal and regulatory requirements.

The nominating committee reviews with the directors the skills and characteristics that should be required of director nominees in the context of the current skill sets and characteristics of the existing directors and the circumstances of the business and operations of Lincolnway Energy at the time of the recommendation.  The nominating committee attempts to determine the appropriate characteristics, skills and experiences for the directors as a whole and for individual directors, with the objective of having an overall board with diverse backgrounds and experience in business and public service, and not necessarily only in the ethanol industry.  The nominating committee does not have a policy with regard to, and does not otherwise consider, diversity in indentifying nominees for director, other than diversity in backgrounds and experience as otherwise discussed in this paragraph.  The nominating committee considers the qualifications of individual director candidates with those thoughts in mind, and the characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to serve as a director.  In evaluating the suitability of director candidates, the nominating committee takes into account many factors, including the individual's general understanding of marketing, finance and other disciplines relevant to the success of a company of the size and type of Lincolnway Energy in the then existing industry and general business environment; the individual's understanding of Lincolnway Energy's business and operations; the individual's educational and professional background; and the individual's personal accomplishments.  The nominating committee evaluates each individual in the context of the directors as a whole, with the objective of recommending a group of nominees that may best help achieve success for Lincolnway Energy's business and represent member interests through the exercise of sound business judgment using the directors' diversity of experience.  In determining whether to recommend a director for re-election, the nominating committee also considers the director's past attendance at meetings and the director's participation in and contributions to the activities of the directors.  All nominees recommended by the nominating committee are subject to approval by the directors.

The nominating committee will generally first look to the membership of Lincolnway Energy to identify possible director nominees.  The nominating committee will consider and evaluate members for possible director nominees on its own, but will also consider any suggestions by other directors or by any members.  The nominating committee is not, however, required to only consider or to only nominate members as nominees for director, and the nominating committee is free to recommend any individual as a director nominee.  Although Lincolnway Energy does not currently contemplate using any search firm or other outside parties to identify or evaluate or assist in identifying or evaluating director nominees, the nominating committee, with the approval of the directors, may retain search firms or other outside parties and approve payment of fees to those firms or parties.

The nominating committee, with the unanimous approval of the directors, has nominated three individuals for the three director positions that need to be filled at the annual meeting.  Those nominees, Jeff Taylor, Brian Conrad and Tim Fevold, are incumbent directors who are standing for re-election.

The members of Lincolnway Energy have the ability to nominate individuals for election as a director by following the procedures set forth in Section 4.3 of the Second Amended and Restated Operating Agreement of Lincolnway Energy.  Under Section 4.3, any member or members owning at least 5% of the outstanding units may nominate an individual (including any such member) for election as a director by submitting a written nomination petition to Lincolnway Energy.  The nomination petition must be on the form provided by Lincolnway Energy and must be received at the principal office of Lincolnway Energy no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question.  In order to have the nominee included in Lincolnway Energy's proxy materials, Lincolnway Energy may, under Rule 14a-18 of the Securities and Exchange Commission, require the nominating member or members to, among other things, provide notice to Lincolnway Energy of the member's intent to do so on Schedule 14N and to file that notice with the Securities and Exchange Commission within the time period set out in Rule 14a-18, which for purposes of the 2012 annual meeting is not later than September 27, 2011.  (Rule 14a-18 became effective on November 15, 2010.)  The nominee must provide Lincolnway Energy with a signed nominee statement in a form provided by Lincolnway Energy.  The nominee statement will include the agreement of the nominee to serve as a director if elected and to prepare, execute and file all reports and documents, and to provide Lincolnway Energy with all information, as may be necessary or appropriate in order for Lincolnway Energy to comply with the Securities Exchange Act of 1934 and all related rules and regulations.  The nomination petition from the members and the nominee statement from the nominee may also require all other information and agreements and representations that are determined to be necessary or appropriate by the directors or the President of Lincolnway Energy.  A nominee properly nominated by the members will be included as a nominee for election as a director at the annual meeting in question.  Any nomination petition or any nominee statement which is not fully completed and properly executed, or which is not received within the required time period or is not true or complete, may be rejected by Lincolnway Energy.  A rejected nomination petition or nominee statement will be returned by Lincolnway Energy to the member or members submitting the nomination petition or to the nominee submitting the nominee statement, as the case may be.

The directors have the right to determine the slate (if any) on which any nominee shall be placed for purposes of the vote of the members.

No individuals were nominated for election as a director at the annual meeting by members pursuant to the nomination procedure set forth in Section 4.3 of the Second Amended and Restated Operating Agreement.

Section 4.3 of the Second Amended and Restated Operating Agreement also provides that the directors may, pursuant to agreement with any person, permit the person to designate a nominee or nominees for election as a director.  The only agreement as of the date of the mailing of this proxy statement which granted that right to another person was the Amended and Restated Grain Handling Agreement between Lincolnway Energy and Key Cooperative.  Key Cooperative did not designate a nominee for director pursuant to the right granted to Key Cooperative under that agreement.

Audit Committee.

Lincolnway Energy has an audit committee which is to be comprised of not less than three of the directors.  The members of the audit committee since May 28, 2008 and through the date of the mailing of this proxy statement were Richard Johnson, Tim Fevold, Rick Vaughan and Brian Conrad.  The audit committee held 4 meetings during the fiscal year ended September 30, 2010.  All of the members of the audit committee attended at least 75% of those meetings.

The audit committee has a charter.  A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter was provided along with the proxy statement for the annual meeting of the members which was held on February 16, 2009.

The general function performed by the audit committee is to assist the directors in their oversight of the quality and integrity of the accounting, auditing and reporting practices of Lincolnway Energy.  The audit committee's role includes overseeing the audit of Lincolnway Energy's financial statements and the work of Lincolnway Energy's internal accounting and financial reporting and internal auditing processes, and discussing with management Lincolnway Energy's processes to manage business and financial risk.  The audit committee is responsible for the appointment, compensation, retention and oversight of the independent auditor engaged to prepare or issue audit reports on Lincolnway Energy's financial statements and internal control over financial reporting.  The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.

The directors have determined that Richard Johnson is an audit committee financial expert, as that term is defined in the applicable regulations of the Securities and Exchange Commission.  The directors have also determined that Mr. Johnson meets the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that Mr. Johnson is free of any relationship that would interfere with his individual exercise of independent judgment.

The report of the audit committee appears later in this proxy statement.

Human Resources and Compensation Committee.

Lincolnway Energy has a human resources and compensation committee ("compensation committee") which is to be comprised of not less than three directors.  The members of the compensation committee from May 28, 2008 through the date of the mailing of this proxy statement were Kurt Olson, Bill Couser, Tim Fevold and Jim Hill.  The compensation committee held 4 meetings during the fiscal year ended September 30, 2010.  All of the members of the compensation committee attended at least 75% of those meetings.

The compensation committee has a charter.  A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter was provided along with the proxy statement for the annual meeting of the members which was held on February 16, 2009.

The general functions performed by the compensation committee are the following:

•	Recommending to the directors the annual goals and objectives of the chief executive officer, chief financial officer, plant manager and commodities manager;

•	Recommending to the directors the compensation of the directors and of the chief executive officer, chief financial officer, plant manager and commodities manager;

•	Conducting and overseeing the performance evaluation of the executive officers of Lincolnway Energy;

•
Reviewing the chief executive officer's recommendations regarding the base salary and incentive compensation arrangement of the chief financial officer and the other key employees of Lincolnway Energy;

•	Recommending to the directors the policies that govern Lincolnway Energy's compensation programs, and overseeing any such programs as are adopted by the directors; and

•	Recommending to the directors any equity-based compensation and other benefit plans, and administering and overseeing any such plans which are adopted by the directors.

The compensation committee has the authority to retain outside advisors or consultants to assist the committee in carrying out its duties and responsibilities, but no such consultants were utilized during the fiscal year ended September 30, 2010.

The compensation committee report appears later in this proxy statement.

Finance Committee.

Lincolnway Energy has a finance committee which is to be comprised of not less than three directors.  The members of the finance committee from May 28, 2008 through the date of the mailing of this proxy statement were Terry Wycoff, Bill Couser, Brian Conrad and Jim Hill.  The finance committee held 6 meetings during the fiscal year ended September 30, 2010.  All of the members of the finance committee attended at least 75% of those meetings.

The finance committee has a charter.  A copy of the charter is not available on Lincolnway Energy's website, but a copy of the charter was provided along with the proxy statement for the annual meeting of the members which was held on February 16, 2009.

The general functions performed by the finance committee are to assist the directors in the oversight of Lincolnway Energy's financial performance, capital structure, financing, investment, tax, insurance, divestiture, merger and acquisition activities.

EXECUTIVE OFFICERS AND SIGNICANT EMPLOYEES

Officers of Lincolnway Energy.

The officers of Lincolnway Energy are elected annually by the directors at the annual meeting of the directors, and hold office until the next annual meeting of the directors and until their respective successors are elected.  An officer may be removed by the directors at any time, with or without cause, subject to any employment agreement between Lincolnway Energy and the officer.  Lincolnway Energy did not, however, have any written employment agreements with any officer as of the date of the mailing of this proxy statement, including with Rick Brehm or Kim Supercynski.

Some of the officers of Lincolnway Energy are identified above under "Directors Continuing In Office After The Meeting" and "Nominees for Election as a Director at the Annual Meeting—Proposal 1".

The executive officers of Lincolnway Energy as of the date of the mailing of this proxy statement were Richard Brehm and Kim Supercynski, and the following paragraphs provide some information about Rick and Kim.

Richard Brehm.  Rick Brehm joined Lincolnway Energy on May 17, 2005 as the general manager and was appointed president and chief executive officer on July 13, 2005. He has served in various management positions in agriculture since 1981 and ethanol production since 1995, including with CHS, Hubbard Milling Company, International Ingredient Corporation and United Bio Energy.

Rick served as the director of operations for United Bio Energy from January 2004 to April 2005.  In that role, Rick served as interim general manager for Platte Valley Fuel Ethanol, in Central City, Nebraska, and later as the general manager of Big River Resources, in West Burlington, Iowa.  United Bio Energy also assigned Rick to serve in various development and leadership roles for ethanol plants and projects in Illinois, Kansas, Iowa and Nebraska.  He is a graduate of Iowa State University.  Rick is 57.

Kim Supercynski.  Kim Supercynski joined Lincolnway Energy on October 24, 2005 and has served as the chief financial officer of Lincolnway Energy since that date.  She served as the corporate controller for Garst Seed Company, located in Slater, Iowa, from approximately February 1996 to October 2005.  Her responsibilities in that capacity included overseeing the accounting department. Garst Seed Company is an affiliate of Syngenta, Inc., which is a large international company that sells, markets and produces agricultural seed. Prior to working at Garst Seed Company, Kim was the controller for a third party administrator for employee benefit plans. She also has six years of experience working in public accounting. She has a BBA in accounting from Iowa State University.  Kim is a certified public accountant and a certified treasury professional.  Kim is 48.

Significant Employees of Lincolnway Energy.

Lincolnway Energy currently has three employees who Lincolnway Energy expects to make a significant contribution to its business, in addition to Lincolnway Energy's executive officers identified above.  Those employees are Kristine Strum, David Zimmerman and David Sommerlot.  Lincolnway Energy does not have a written employment agreement with any of those employees.

Kristine Strum.  Kris Strum has served as the controller for Lincolnway Energy since December 12, 2005.  She was employed as a controller by Iowa Newspapers, Inc., in Ames, Iowa, from August, 1989 to December, 2005.  Iowa Newspapers, Inc. is a newspaper publishing company.  Kris is 44.

David Zimmerman.  Dave Zimmerman has been Lincolnway Energy's commodities manager since March 5, 2007.  He was employed as a commodities analyst by RJ O'Brien and Associates in West Des Moines, Iowa from March, 2004 to March, 2007.  RJ O'Brien and Associates is a futures commission merchant.  He was employed as a commodities merchant with Agri Grain Marketing/Cargill in West Des Moines, Iowa and Eddyville, Iowa from August, 2002 to March, 2004.  Agri Grain Marketing/Cargill is a cash grain brokerage business.  Dave is 38.

David Sommerlot.  Dave Sommerlot has been Lincolnway Energy's plant manager since September 8, 2009.  He was employed by Cargill, Inc. from 1976 to July 1985, working at Cargill, Inc.'s Iowa Protein Products Soy Specialties facility in Cedar Rapids, Iowa.  He was transferred by Cargill, Inc. in July of 1985 to Bloomington, Illinois, where he served as the plant superintendent of Cargill, Inc.'s soy crushing facility.  He was transferred again in September 1994 to Des Moines, Iowa, where he served as the plant superintendent for Cargill, Inc.'s oil processing facility until March 2009.  Dave is 57.

COMPENSATION OF DIRECTORS

Compensation paid to the directors of Lincolnway Energy is reviewed and determined by the directors.  The following table provides information concerning all compensation paid to the directors during Fiscal Year 2010 for services as a director and for services as an officer of Lincolnway Energy with respect to those directors who have also been elected to serve as officers.

Name	Fees Earned or Paid in Cash[1,2] ($)

Jeff Taylor	$20,400	[3]

Brian Conrad	$19,200	[4]

Kurt Olson	$19,200	[5]

Terrill Wycoff	$19,200	[6]

William Couser	$18,000

Timothy Fevold	$18,000

James Hill	$18,000

Richard Johnson	$18,000

Rick Vaughan	$18,000

NOTES:

[1]	Amounts shown in this table reflect cash compensation paid to persons serving as directors of Lincolnway Energy at any time during Fiscal Year 2010 .

[2]	Fees for service as a director were paid at the rate of $1,500 per month for Fiscal Year 2010. A director serving throughout the fiscal year received $18,000 in fees.

[3]	Includes fees of $2,400 for service as Chairman of Lincolnway Energy during Fiscal Year 2010.

[4]	Includes fees of $1,200 for service as Vice Chairman of Lincolnway Energy during Fiscal Year 2010.

[5]	Includes fees of $1,200 for service as Secretary of Lincolnway Energy during Fiscal Year 2010.

[6]	Includes fees of $1,200 for service as Treasurer of Lincolnway Energy during Fiscal Year 2010.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis.

The following discussion describes Lincolnway Energy’s compensation program for its executive officers and the process followed in determining their compensation for the fiscal year ended September 30, 2010 (“Fiscal Year 2010”).  These persons consist of:  (i) Richard Brehm, President and Chief Executive Officer; (ii) Kim Supercynski, Chief Financial Officer; (iii) David Zimmerman, Commodities and Logistics Manager; and (iv) David Sommerlot, Plant Manager (these persons being referred to herein individually as an “Executive” and collectively as the “Executives”).  Details of the compensation provided to the Executives for Fiscal Year 2010 is set forth in the Summary Compensation Table (the “Compensation Table”) that follows this discussion.

Components of Compensation Program.  The compensation program for the Executives during Fiscal Year 2010 consisted of the following components:

•
Base Salary – each Executive received a base salary as reflected in the Compensation Table.  The purpose of the base salary was to provide a secure source of cash compensation for the Executive.  Base salary was paid in equal bi-weekly installments and was not contingent upon company performance.

•
Incentive Compensation Plan – an incentive compensation plan was established for all eligible employees of Lincolnway Energy, including the Executives, and provided the opportunity to earn additional compensation based on company profitability (the “Incentive Plan”).  The purpose of the Incentive Plan was to incentivize the employees by placing a certain portion of their total available compensation at risk and awarding such compensation only in the event Lincolnway Energy was successful in generating a profit during Fiscal Year 2010.  The Incentive Plan established a potential “bonus pool” equal to 3% of Lincolnway Energy’s net income for Fiscal Year 2010 (excluding, for purposes of calculating such net income, the amount of additional compensation paid under the Incentive Plan).  Together, the Executives were entitled to receive 39% of the bonus pool, subject to a maximum payment based on a specified percentage of each Executive’s base salary.  The remaining portion of the bonus pool (61%) was allocated to other eligible employees.  Payments made to the Executives under the Incentive Plan for Fiscal Year 2010 are reflected in the Compensation Table.

•
Retention Bonus – a retention bonus arrangement was established for Mr. Brehm as part of his initial compensation package when he was hired in 2006.  Under this arrangement, Mr. Brehm has received a bonus payment in each of the last three fiscal years (as reflected in the Compensation Table) based on his continued employment with Lincolnway Energy.  The purpose of the retention bonus is to provide an incentive for Mr. Brehm to continue his employment with Lincolnway Energy.

•
401(k) Plan Contributions – the Executives participated in the 401(k) Profit Sharing Plan sponsored by Lincolnway Energy (the “401(k) Plan”) and were entitled to receive employer contributions to their respective accounts.  The purpose of the 401(k) Plan is to provide a vehicle for employees to accumulate retirement savings, funded in part through employer contributions.  The 401(k) Plan is a defined contribution plan in which all employees of Lincolnway Energy are entitled to participate after meeting certain eligibility requirements.  Once eligible, participating employees, including the Executives, are entitled to make contributions to the 401(k) Plan from their own salaries as well as to receive employer contributions.  Employer contributions made on behalf of the Executives are shown in the Compensation Table.

Compensation Objectives and Policies.  The compensation program for the Executives is administered by the directors and reviewed on an annual basis.  The objective of the program is to provide a fair and competitive compensation package that will enable Lincolnway Energy to attract and retain talented executives who are expected to be instrumental in achieving company goals for growth and profitability and in positioning Lincolnway Energy to effectively compete in the rapidly evolving renewable fuels industry.  The directors believe that the compensation package must be competitive with financial arrangements provided to executive officers of other renewable fuels companies operating not only in Iowa, but throughout the midwestern United States.  The compensation package as adopted by the directors for Fiscal Year 2010 was designed to promote and reward both individual performance of the Executives and their collective performance as members of the management team.  Compensation related to individual performance was reflected primarily through the base salary established for each Executive.  Collective performance by the Executives as a management team was rewarded primarily through the Incentive Plan by selecting company profitability as the determinative factor for awarding additional compensation to the Executives.  In establishing the foregoing compensation program, the directors were guided by the policy that each Executive should be assured of receiving a fair base salary that is reflective of the Executive’s individual performance, experience and responsibilities within the organization, while at the same time providing opportunities to receive additional compensation that is contingent upon the Executive’s ability to function as an effective member of the management team in achieving company profitability.

Compensation Process.  Decisions concerning the compensation of the Executives were made by the directors, based on recommendations received from the Human Resources and Compensation Committee of the board of directors (the “Compensation Committee”).  The process for establishing compensation paid to the Executives during Fiscal Year 2010 commenced with Mr. Brehm, who developed recommendations concerning the base salaries to be paid to the Executives, other than himself and the design of the Incentive Plan.  These recommendations were then presented to the Compensation Committee which reviewed them and received Mr. Brehm's input.  The Compensation Committee and Mr. Brehm worked together to evaluate possible ranges of compensation under the Incentive Plan and established the structure of the Incentive Plan, including the size of the bonus pool, the allocation of the pool among various classes of employees and the maximum payment each employee class was eligible to receive.  Recommendations of the Compensation Committee with respect to base salaries for each of the Executives and the design of the Incentive Plan were then transmitted to the board for review and ultimately approved by the directors after consideration at a board meeting.

Compensation Decisions for Fiscal Year 2010.         The following discussion describes the manner in which each component of the compensation program for the Executives for Fiscal Year 2010 was established, including various factors considered in arriving at specific levels of compensation.

•
Base Salary for Chief Executive Officer – the base salary paid to Mr. Brehm for Fiscal Year 2010 remained at the same level as the base salary he received during the previous two fiscal years.  The decision to maintain his base salary at the same level was primarily a reflection of the directors’ compensation philosophy that Mr. Brehm should receive an increase in base salary only when he, as leader of the management team, had been successful in achieving improved financial performance and/or a material growth in revenues.  Given that Lincolnway Energy experienced a net loss and decline in revenues during Fiscal Year 2009, it was determined that an increase in base salary was not merited for Fiscal Year 2010. Other factors were also considered by the directors, including Mr. Brehm's performance as the chief executive of the organization, his level of responsibility within the organization and his experience in the industry.  The directors did not engage in any  specific formulas or objective process in establishing his base salary and the decision was ultimately a subjective determination by the directors.

•
Base Salaries for Other Executives – recommendations for base salaries to be paid to the other Executives were initially developed by Mr. Brehm and provided to the Compensation Committee for review.  In developing the recommendations, Mr. Brehm considered the level of the Executives’ responsibility within the organization and whether that role increased or remained the same during the year, changes in the cost of living as evidenced by the consumer price index and comparative salary information based on reviews of information available through Iowa Workforce Development for similarly-situated positions and salary data available through renewable energy industry sources.  Also considered was whether the Executives’ performance during the past year exceeded, matched or fell short of expectations.  Based on his consideration of the foregoing factors, Mr. Brehm recommended that Ms. Supercynski receive a merit increase of approximately 2.5 % in base salary (which was approximately the equivalent to the merit increase received by other employees of Lincolnway Energy) and that Mr. Zimmerman receive an increase of approximately 17% in base salary.  The larger increase awarded to Mr. Zimmerman primarily reflected a determination that his previous base salary was below salaries paid to officers in similar positions with other ethanol facilities and that an increase of this size was appropriate to bring his compensation into line with industry levels. These increases were received midyear with an effective date of July 1, 2010.  These recommendations were provided to the Compensation Committee which approved them after consultation of Mr. Brehm.  Neither Mr. Brehm nor the directors engaged in any use of specific formulas or other objective processes in establishing the base salaries and, ultimately, decisions with respect to the base salaries was a subjective determination of the Compensation Committee.

•
Incentive Plan – the Incentive Plan as established for Fiscal Year 2010 followed the same basic structure as utilized during Fiscal Year 2009 when the arrangement was first adopted in lieu of the individual incentive plans that had been in place for each Executive in prior years.   This structure reflected the view of the directors that additional compensation should be paid to the Executives only in the event Lincolnway Energy earned a profit for the year and, in addition, that the amount of additional compensation paid, if any, should be tied directly to the amount of profits earned.  In structuring the Incentive Plan, the Compensation Committee was required to establish the size of the bonus pool, the allocation of the bonus pool among the various classes of employees and the maximum amount of additional compensation that could be received by each employee class.  To establish these metrics, the Compensation Committee worked with Mr. Brehm to prepare and evaluate various profit scenarios with the goal of determining the proper amount of additional compensation to be paid to each employee class such that an appropriate incentive to maximize company profitability would be provided, while at the same time avoiding payments that would be considered excessive.  After evaluating various alternatives, the Compensation Committee determined that the size of the bonus pool should continue to be established in an amount equal to 3% of company profits (before compensation expense related to payments under the Incentive Plan), with an allocation of 39% of the bonus pool to the Executives and the remaining 61% to other employees.  The amount of the allocation to the Executives was increased for Fiscal Year 2010 (from 33% for Fiscal Year 2009), primarily as a result of the addition of Mr. Sommerlot to the portion of the bonus pool allocated to the Executives.  In general, the allocation percentages among the various employee classes were based on the relative levels of responsibility within the organization.  Lastly, maximum payout amounts were developed, ranging from the maximum of 8% of base salary for lower-level employees up to 25% of base salary for Mr. Brehm and 24% of base salary for the other Executives.  The higher levels of maximum compensation established for the Executives reflects the judgment of the Compensation Committee that these individuals, as the primary managers, have the potential for the most significant impact on company operations.  The additional compensation available to Mr. Brehm under the Incentive Plan was determined solely based on company profitability and his participation percentage in the bonus pool (subject to the maximum payment limitation).  The Compensation Committee, however, determined that Mr. Brehm should have discretion in deciding whether to establish additional performance criteria in awarding additional compensation to the other Executives and, as noted in Note 1 to the Grants of Plan-Based Awards Table, Mr. Brehm did elect to impose certain task-based performance criteria for the other Executives.

•	Retention Bonus – no determinations with respect to the retention bonus arrangement for Mr. Brehm were made during Fiscal Year 2010, as this arrangement was implemented upon his hiring in 2006.

•
401(k) Plan – all employees participating in the 401(k) Plan, including the Executives, were eligible to receive a matching employer contribution of 50% of the first 6% of an employee’s contribution from his or her base salary to the 401(k) Plan.  No additional discretionary employer contribution to the 401(k) Plan was made during Fiscal Year 2010.

Summary Compensation Table for Fiscal Years 2010, 2009 and 2008.

The following table sets forth information concerning all forms of compensation paid to or earned by the following Executives during Fiscal Year 2010, as well as for the fiscal years ending September 30, 2009 and 2008 (“Fiscal Year 2009” and “Fiscal Year 2008”):  (i) Richard Brehm, in his capacity as the principal executive officer of Lincolnway Energy; (ii) Kim Supercynski, in her capacity as principal financial officer of Lincolnway Energy; and (iii) David Zimmerman and David Sommerlot, as the most highly-compensated executives of Lincolnway Energy (other than the principal executive officer and principal financial officer) whose compensation must be disclosed under rules of the Securities and Exchange Commission.

Name and Principal Position	Year[1]	Salary[2] ($)	Bonus[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	All Other Compensation[5] ($)	Total[6] ($)

Richard Brehm	2010	$189,070	$8,500	$16,015	$7,845	$221,430
President & Chief Executive Officer	2009	$189,070	$8,870	0	$8,102	$206,042
(Principal Executive Officer)	2008	$188,908	$25,000	$22,109	$4,980	$240,997

Kim Supercynski	2010	$112,761	0	$12,030	$6,754	$131,545
Chief Financial Officer	2009	$111,540	$370	0	$4,792	$116,702
(Principal Financial Officer)	2008	$109,615	0	$18,851	$4,902	$133,368

David Zimmerman	2010	$120,912	0	$12,030	$1,814	$134,756
Commodities and	2009	$116,224	$370	0	$1,875	$118,469
Logistics Manager	2008	$113,275	0	$16,771	$3,248	$133,294

David Sommerlot	2010	$102,807	0	$12,030	$3,072	$117,909
Plant Manager

NOTES:

1.
Amounts shown in this table reflect compensation paid to or earned by each Executive during Fiscal Years 2010, 2009 and 2008 (with the exception of Mr. Sommerlot for whom only compensation paid or earned during Fiscal Year 2010 is required to be disclosed).

2.
Amounts reported in this column represent the base salary paid to each Executive during the fiscal year.  Notwithstanding that Lincolnway Energy operates on a fiscal year ending September 30, base salaries are established on a calendar year basis. For 2010 the increases took place on July 1, 2010.  Consequently, the base salary information contained in the table for each fiscal year represents a blending of the rates of base salary as in effect for the applicable portions of the two calendar years covered by the fiscal year commencing October 1 and ending September 30.

3.
The amounts reported in this column for Mr. Brehm during Fiscal Year 2010 represent an installment of $8,500 paid under the retention bonus arrangement.  Mr. Brehm is eligible to receive a final payment of $8,000 under the retention bonus arrangement on September 30, 2011, provided he remains employed by Lincolnway Energy on that date.  If his employment terminates for any reason prior to September 30, 2011, the final installment will be forfeited.

4.
Amounts reported in this column for Fiscal Year 2010 represent additional compensation paid to each Executive under the Incentive Plan.  No additional compensation was paid to any of the Executives under the Incentive Plan for Fiscal Year 2009, as Lincolnway Energy reported net loss for the year.

5.
Amounts reported in this column represent:  (i) contributions made by Lincolnway Energy to the 401(k) Plan for the account of each Executive during the fiscal year; and (ii) cash payments of $2,215 to Mr. Brehm and $2,158 to Ms. Supercynski for unused paid time off accrued during Fiscal Year 2010.  During Fiscal Year 2010, all employees participating in the 401(k) Plan, including the Executives, were eligible to receive a matching employer contribution equal to 50% of the first 6% contributed by an employee from his or her base salary for the fiscal year.

6.	Amounts reported in this column represent total compensation paid to or earned by each Executive during the fiscal year.

Grants of Plan-Based Awards Table for Fiscal Year 2010.

The following table sets forth information concerning the additional compensation potentially available to the Executives during Fiscal Year 2010 under the Incentive Plan.

Name	Maximum Payout Under Incentive Plan Awards[1,2]

Richard Brehm	$47,268

Kim Supercynski	$27,063

David Zimmerman	$29,019

David Sommerlot	$24,674

NOTES:

1
Amounts in this column represent the maximum amount of additional compensation that the Executive was eligible to earn during Fiscal Year 2010 under the Incentive Plan.  Under the Incentive Plan, Mr. Brehm was entitled to receive additional compensation equal to 12% of the bonus pool and the other Executives were each entitled to receive additional compensation equal to 9% of the bonus pool, subject to a maximum amount determined by a specified percentage of the Executive’s base salary and, in the case of the Executives other than Mr. Brehm, subject to certain additional performance criteria established for the Executive.  Mr. Brehm was entitled to receive additional compensation up to 25% of his base salary and the other Executives were each entitled to receive additional compensation up to 24% of their respective base salaries.  The amounts set forth in the table reflect, for each Executive, the specified percentage applied to the Executive’s base salary as in effect commencing January 1, 2010.  The amount of additional compensation paid to Mr. Brehm was determined based solely upon size of the bonus pool and his participation percentage (12%) in the pool, subject to the maximum payment limitation.  For the other Executives, however, Mr. Brehm was granted discretion under the Incentive Plan to establish performance criteria in determining the amount of additional compensation to be awarded.  Mr. Brehm elected, in this regard, to establish for each of the other Executives individual task-based performance criteria that were unique to their particular job responsibilities.  In determining the amount of additional compensation to be awarded, Mr. Brehm evaluated the Executive’s performance during Fiscal Year 2010 and made a subjective judgment as to the degree to which each of the Executives had been successful in achieving the task-based criteria established at the beginning of the year.

2
The Incentive Plan did not designate a minimum amount of additional compensation that would be paid based on a certain level or “threshold” of performance or a specified amount of additional compensation that would be paid based on achieving a “targeted” level of performance.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

As of the date of the mailing of this proxy statement, Lincolnway Energy did not have any compensatory plan or arrangement with any employee which results or will result in payments to the employee from the resignation, retirement or other termination of the employee's employment with Lincolnway Energy or from a change in control of Lincolnway Energy or a change in the employee's responsibilities following a change in control of Lincolnway Energy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of Lincolnway Energy's compensation committee from May 28, 2008 through the date of the mailing of this proxy statement were Kurt Olson, Bill Couser, Tim Fevold and Jim Hill.  The compensation committee makes recommendations to the directors regarding the compensation of the executive officers and the directors, so all of the directors participated in the consideration and establishment of the compensation of the executive officers and the directors for the fiscal year ended September 30, 2010.  Jeff Taylor is the chairman of Lincolnway Energy, Brian Conrad is the vice chairman, Terry Wycoff is the treasurer and Kurt Olson is the secretary.

SAY-ON-PAY ADVISORY VOTES—PROPOSALS 2 AND 3

Background Regarding the Say-on-Pay Advisory Votes.

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended the Securities and Exchange Act of 1934 by adding a new Section 14A.  Section 14A requires reporting companies such as Lincolnway Energy to conduct a separate member advisory vote to approve the compensation of the company's executives as disclosed in the proxy statement for the annual meeting of the members or other meeting of the members for which the proxy solicitation rules of the Securities and Exchange Commission require executive compensation disclosure.  This advisory vote has become to be referred to as the "say-on-pay advisory vote".

Section 14A also requires reporting companies such as Lincolnway Energy to conduct a separate member advisory vote to determine how often the company will conduct the "say-on-pay advisory vote" on the compensation of the executives of the company.  Section 14A requires that the latter advisory vote be taken not less frequently than once every three years.  Section 14A also provides that the latter "frequency of say-on-pay advisory vote" must be taken not less frequently than once every six years.

Section 14A provides that neither the say-on-pay advisory vote nor the frequency of say-on-pay advisory vote are binding upon the company or the board of directors of the company or are to be construed as overruling any decision by the company or its board of directors.  The advisory votes also do not create or imply any change to the fiduciary duties of the company or its board of directors or create or imply any additional fiduciary duties for the company or its board of directors.

The annual meeting is the first meeting at which Lincolnway Energy is required to submit the say-on-pay advisory vote and the frequency of say-on-pay advisory vote to the members.

The Securities and Exchange Commission has promulgated proposed rules regarding the say-on-pay advisory vote and the frequency of say-on-pay advisory vote, but those rules are not expected to be final until March of 2011.  The directors believe the say-on-pay advisory vote and the frequency of say-on-pay advisory vote are, however, being presented to the members in compliance with those proposed rules.

Proposal 2—Say-on-Pay Advisory Vote.

The say-on-pay proposal will allow the members to either endorse or to not endorse the compensation of Lincolnway Energy's executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the "COMPENSATION OF EXECUTIVE OFFICERS" section of this proxy statement.  The say-on-pay advisory vote is not applicable to the compensation of the directors.

The say-on-pay advisory vote of the members will not be binding upon Lincolnway Energy or the directors.  The directors will, however, consider the outcome of the say on pay advisory vote when considering future executive compensation arrangements.

The directors believe that Lincolnway Energy's executive compensation and related policies and procedures are reasonable based on the size and complexity of Lincolnway Energy's business and operations and the qualifications, experience and performance of its executives, and are aligned with the long-term interests of Lincolnway Energy, and thereby its members.  The directors therefore recommend a vote for approval of the Compensation Discussion and Analysis, the compensation tables and related disclosures contained in the "COMPENSATION OF EXECUTIVE OFFICERS" section of this proxy statement.

Proposal 3—Frequency of Say-on-Pay Advisory Vote.

The frequency of say-on-pay advisory proposal will allow the members to indicate their preference as to whether Lincolnway Energy should include an advisory vote on the compensation of Lincolnway Energy's executive officers every year, every two years or every three years.

The directors believe that a say-on-pay advisory vote every three years is sufficient and therefore recommend that the members vote to hold an advisory vote on executive compensation once every three years.

Voting Procedures on Say on Pay Advisory Votes.

The members holding at least 25% of the outstanding units will constitute a quorum of the members for the annual meeting.  If a quorum is represented at the annual meeting, the vote of the members holding at least a majority of the units that are represented at the annual meeting (in person or by proxy or ballot) will be the act of the members with respect to both the say-on-pay advisory vote and the frequency of say-on-pay advisory vote.

Votes withheld and abstentions and broker non-votes represented at the annual meeting will be counted for quorum purposes, but will not be counted as votes cast for or against the say-on-pay proposal or the frequency of say-on-pay proposal.

You should carefully review the ballot for other voting instructions.

If a member does not indicate any preference with respect to the say-on-pay advisory vote or the frequency of say-on-pay advisory vote, the member will be deemed to have abstained from voting on the proposal.

RATIFICATION OF AUDITOR—PROPOSAL 4

The directors and the audit committee have selected McGladrey & Pullen, LLP as Lincolnway Energy's auditor for the fiscal year ending September 30, 2011, and the directors are asking the members to ratify that selection.  McGladrey & Pullen, LLP has served as Lincolnway Energy's auditor since October 2005. Although the engagement, retention and supervision of Lincolnway Energy's auditor is within the authority of the directors and the audit committee, the directors consider the selection of the auditor to be an important matter of member concern and are submitting the selection of McGladrey & Pullen, LLP for ratification by the members as a matter of good corporate practice.

The members holding at least 25% of the outstanding units will constitute a quorum of the members for the annual meeting.  If a quorum is represented at the annual meeting, the affirmative vote of the members holding at least a majority of the units that are represented at the annual meeting (in person or by proxy or ballot) will be required for the ratification of the selection of McGladrey & Pullen, LLP as Lincolnway Energy's auditor for the fiscal year ending September 30, 2011.  The Directors recommend a vote for the proposal.

Votes withheld and abstentions and broker non-votes represented at the annual meeting will be counted for quorum purposes, but will not be counted as votes cast for or against this proposal.

If a member does not indicate any preference with respect to this proposal, the member will be deemed to have abstained from voting on the proposal.  You should carefully review the ballot for other voting instructions.

One or more representatives of McGladrey & Pullen, LLP are expected to be present at the annual meeting and will have the opportunity to make a statement at the annual meeting if they desire to do so, and are also expected to be available to respond to appropriate questions.

DISCLOSURE OF INDEPENDENT AUDITOR FEES

The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of Lincolnway Energy's annual financial statements for the fiscal years ended September 30, 2009 and 2010 and fees billed for other services rendered by McGladrey & Pullen, LLP and its affiliate RSM McGladrey, Inc. during those periods:

	Year Ended September 30,
	2009	2010

Audit Fees	$93,600	$96,000
Tax Fees	$25,750	$25,250
All Other Fees	$2,590	$0
Total	$121,940	$121,250

Audit Fees.  The audit fees were billed for the audit by McGladrey & Pullen, LLP of Lincolnway Energy's annual financial statements and review of the financial statements included in Lincolnway Energy's quarterly reports on Form 10-Q or services that are normally provided by McGladrey & Pullen, LLP in connection with statutory and regulatory filings or engagements.

Tax Fees.  The tax fees were billed for services rendered by RSM McGladrey, Inc. for tax compliance, tax advice and tax planning.  The nature of the services comprising the tax fees was for year end tax preparation of the partnership return and associated K-1's.

All Other Fees.  The all other fees were billed to Lincolnway Energy for products and services provided by RSM McGladrey, Inc which are not included under audit fees or tax fees.  The nature of the products and services comprising the all other fees for 2009 was RINS audit and market pricing for executive management positions.  There were no other fees during the fiscal year ended September 30, 2010.

Lincolnway Energy's board has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of McGladrey & Pullen, LLP.

Each specific engagement of McGladrey & Pullen, LLP and its affiliate RSM McGladrey, Inc is pre-approved by the audit committee of Lincolnway Energy.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of units of Lincolnway Energy as of January 20, 2011 by the following individuals:

•	Lincolnway Energy's directors;
•	Lincolnway Energy's president, chief financial officer, commodities manager and plant manager;
•	Each nominee for election as a director at the annual meeting; and
•	Lincolnway Energy's directors and its president, chief financial officer, commodities manager and plant manager, as a group.

The three nominees for the three director positions which are to be filled at the annual meeting are incumbent directors, and are Jeff Taylor, Brian Conrad and Tim Fevold.  The listed individuals are not separately designated as nominees for election as a director in the following table.

Lincolnway Energy had 42,049 outstanding units on January 20, 2011.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class

William Couser,	413	[2]	.98%
Director

Jeff Taylor,	450	[2,3]	1.07%
Director and Chairman

Timothy Fevold,	101		.24%
Director

Terrill Wycoff,	225		.54%
Director and Treasurer

Brian Conrad,	553	[2]	1.32%
Director and Vice Chairman

Rick Vaughan,	-0-		0%
Director

James Hill,	250		.59%
Director

Richard Johnson,	52		.120%
Director

Kurt Olson,	200		.48%
Director and Secretary

Richard Brehm,	-0-		0%
President and Chief Executive Officer

Kim Supercynski,	25	[4]	.06%
Chief Financial Officer

David Zimmerman,	-0-		0%
Commodities Manager

David Sommerlot,	-0-		0%
Plant Manager

All directors and the president,	2,269		5.4%
chief financial officer,
commodities manager and plant manager as a group

NOTES:

1.	Unless otherwise indicated by a footnote, all of the units are directly owned by the listed individual or jointly owned with their spouse and are not pledged as security by the listed individual.

2.	All of the units are pledged as security by the listed individual.

3.	Fifty of the units are held by a trust for which Jeff Taylor serves as one of the trustees.

4.	All of the units are owned by the spouse of the listed individual.

To Lincolnway Energy's knowledge, as of the date of the mailing of this proxy statement:

•
No person or group (as that term is used in Section 13(d)(3) of the Exchange Act) was the beneficial owner of more than 5% of Lincolnway Energy's  outstanding units, and no person or group held more than 5% of Lincolnway Energy's  outstanding units pursuant to any voting trust or similar agreement, and

•	There were no arrangements, including any pledge of units by any person, the operation of which may at a subsequent date result in a change in control of Lincolnway Energy.

AUDIT COMMITTEE REPORT

The directors have the ultimate authority for effective corporate governance, including the role of oversight of the management of Lincolnway Energy.  The audit committee's general purpose is to assist the directors in fulfilling their responsibilities by overseeing the accounting and financial reporting processes of Lincolnway Energy, the audits of Lincolnway Energy's financial statements, the qualifications and performance of the independent registered public accounting firm engaged as Lincolnway Energy's independent auditor, and the performance of Lincolnway Energy's internal accounting, financial reporting and auditing processes.

The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.  Management is responsible for the preparation, presentation, and integrity of Lincolnway Energy's financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.  Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Lincolnway Energy's system of internal control. Lincolnway Energy's independent auditor, McGladrey & Pullen, LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The audit committee has reviewed and discussed Lincolnway Energy's audited financial statements and related footnotes for the fiscal year ended September 30, 2010, and the independent auditor's report on those financial statements, with Lincolnway Energy's management and with McGladrey & Pullen, LLP.  Management represented to the audit committee that Lincolnway Energy's financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee has discussed with McGladrey & Pullen, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The audit committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey & Pullen, LLP's communications with the audit committee concerning independence, and has discussed with McGladrey & Pullen, LLP that firm's independence.

Based on the review and discussions referred to above, the audit committee recommended to the directors that the audited financial statements be included in Lincolnway Energy's Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard Johnson
Tim Fevold
Brian Conrad
Rick Vaughan

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the compensation discussion and analysis set forth above in the "COMPENSATION OF EXECUTIVE OFFICERS" section of this proxy statement with management, and, based on that review and discussion, recommended to the directors that the compensation discussion and analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Kurt Olson
Bill Couser
Tim Fevold
Jim Hill

MEMBER PROPOSALS FOR 2012 ANNUAL MEETING

Lincolnway Energy currently anticipates holding the annual meeting for 2012 in February, March or April of 2012.

In order for a proposal of any member pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented for inclusion in Lincolnway Energy's proxy materials for the annual meeting of members to be held in 2012, the proposal must have been received at Lincolnway Energy's principal executive office by no later than the close of business on September 27, 2011.  Any proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of member proposals in Lincolnway Energy's proxy materials.  As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in Lincolnway Energy's proxy materials.

Any member proposal, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 shall be also considered untimely unless received at Lincolnway Energy's principal executive office by no later than September 27, 2011.

Under Section 4.3 of the Second Amended and Restated Operating Agreement of Lincolnway Energy, any member or members owning at least five percent of the outstanding units may nominate any individual for election as a director at an annual meeting only if a fully completed and signed written nomination petition is received at the principal office of Lincolnway Energy no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question.  The nomination petition must be on a form provided by Lincolnway Energy.  In order to have the nominee included in Lincolnway Energy's proxy materials for the 2012 annual meeting of the members, Lincolnway Energy may, under Rule 14a-18 of the Securities and Exchange Commission, require, among other things, the nominating member or members to provide notice to Lincolnway Energy of the member's intent to do so on Schedule 14N and to file that notice with the Securities and Exchange Commission within the time period set out in Rule 14a-18, which for purposes of the 2012 annual meeting, is not later than September 27, 2011.  The nominee must provide Lincolnway Energy with the nominee statement contemplated by Section 4.3 of the Second Amended and Restated Operating Agreement.

A member may also nominate an individual for election as a director pursuant to the processes and procedures set out in Section 14a-11 of the rules of the Securities and Exchange Commission.  The notice required to be filed with the Securities and Exchange Commission and delivered to Lincolnway Energy under Rule 14a-11 must be filed and delivered by no earlier than August 28, 2011, and by no later than September 27, 2011.

A member who wishes to submit a proposal or a nomination petition is encouraged to seek independent counsel about the requirements of the Securities and Exchange Commission and under the Second Amended and Restated Operating Agreement.  Lincolnway Energy is not required to consider any proposal or nomination petition that does not meet the requirements of the Securities and Exchange Commission and the requirements of the Second Amended and Restated Operating Agreement.

All proposals and nomination petitions should be directed to Lincolnway Energy's principal executive office located at 59511 W. Lincoln Highway, Nevada, Iowa, to the attention of Lincolnway Energy's secretary.  Lincolnway Energy suggests that proposals and nomination petitions be sent by certified mail, return receipt requested, or by another means which permits proof of the date of delivery.

OTHER MATTERS

The directors do not intend to bring any other business before the annual meeting, and no member proposals will be able to be made or acted upon at the annual meeting, so the only member action to be acted upon at the annual meeting will be the vote on the four proposals as described and provided in this proxy statement.

By order of the Directors,

/s/ Kurt Olson
Kurt Olson, Secretary

Nevada, Iowa
January 20, 2011

LINCOLNWAY ENERGY, LLC
BALLOT
ANNUAL MEETING OF MEMBERS
February 14, 2011

This Ballot is provided to you as a member of Lincolnway Energy, LLC ("Lincolnway Energy") in connection with the annual meeting of the members which will be held on February 14, 2011, commencing at 6:30 p.m., at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa, and any postponements or adjournments thereof.  If you need directions to the Holiday Inn, please call Lincolnway Energy at (515) 232-1010.

The units held by you will be voted in accordance with your specifications provided in this Ballot if this Ballot is properly completed and timely returned to Lincolnway Energy.  You must complete, date and sign this Ballot.  You can deliver this Ballot in person at the annual meeting.  You can also deliver this Ballot to the principal office of Lincolnway Energy in person or by mail.  In either case, the Ballot must be received by Lincolnway Energy by no later than 3:00 p.m. on February 14, 2011 in order to be valid and counted.  If you return this Ballot to Lincolnway Energy and attend the annual meeting and want to change your vote, you may do so if you notify the chairperson or the secretary of the annual meeting at any time before the vote of the members is taken at the annual meeting.  You will then be provided with another ballot to complete and deliver at the annual meeting.  This Ballot is being given by you for the annual meeting and for any postponements or adjournments of the annual meeting.

This Ballot is solicited on behalf of the Directors of Lincolnway Energy.

Important Notice Regarding the Availability of Proxy Materials for the Member Meeting to be Held on February 14, 2011.

The Proxy Statement, the Ballot and 2010 Annual Report are available at www.lincolnwayenergy.com, under the "INVESTORS" section of that website.

Proposal 1—Vote On Election of Directors

There are three director positions to be filled, and there are three nominees to fill those three positions. You can vote for less than three nominees.  In that case, your vote for the nominee or two nominees designated by you will be counted, and you will be deemed to have abstained from voting for all of the other nominees.  If you do not vote for any of the nominees, you will be deemed to have abstained from voting for any of the nominees.  An abstention will not be counted as a vote for or against a nominee, but you will still be deemed present for purposes of establishing a quorum for the annual meeting.  The directors recommend the election of the three nominees.

I hereby vote FOR the following nominees for director (TO VOTE FOR A NOMINEE PLACE AN "X" IN THE BOX NEXT TO THE NAME OF THE NOMINEE)

☐           Brian Conrad                       ☐           Timothy Fevold                     ☐           Jeff Taylor

OVER

Proposal 2—Say on Pay Advisory Vote on Executive Compensation

I hereby vote as follows with respect to approving the compensation of Lincolnway Energy's executive officers as discussed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in the "COMPENSATION OF EXECUTIVE OFFICERS" section of the proxy statement.  The directors recommend a vote "FOR" this proposal.  (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS PROPOSAL)

☐          FOR                                ☐           AGAINST                                ☐           ABS TAIN

If you check more than one box or you do not check any box, you will be deemed to have abstained from voting on this proposal.  A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against this proposal.

Proposal 3—Advisory Vote on the Frequency of the Say-on-Pay Advisory Vote

I hereby vote that the members of Lincolnway Energy have an advisory vote on the compensation of Lincolnway Energy's executive officers with the frequency indicated below.  The directors recommend a vote for EVERY THREE YEARS on this proposal.  (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS PROPOSAL.)

☐   EVERY YEAR            ☐   EVERY TWO YEARS             ☐   EVERY THREE YEARS           ☐   ABSTAIN

If you check more than one box or you do not check any box, you will be deemed to have abstained from voting on this proposal.  A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against this proposal.

Proposal 4—Vote On Ratification of Selection of Lincolnway Energy's Auditor

I hereby vote as follows with respect to the selection of McGladrey & Pullen, LLP to act as the auditor for Lincolnway Energy for the fiscal year ending September 30, 2011.  The directors recommend a vote "FOR" this proposal.  (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS PROPOSAL)

☐             FOR                                ☐           AGAINST                                ☐           ABSTAIN

If you check more than one box or you do not check any box, you will be deemed to have abstained from voting on this proposal.  A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against this proposal.

Dated: __________________, 2011.

[SIGNATURE BLOCK FOR INDIVIDUALS	[SIGNATURE BLOCK FOR ENTITY]
OR JOINT—BOTH parties must sign]	(Corporation, Partnership, Trust, IRA)

(Signature 1)	(PRINTED Entity Name)

Printed Name 1	(Authorized Signature)

(Signature 2)	Printed Authorized Name

Printed Name 2	Title